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                                                                     EXHIBIT 3.2


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                                     BY-LAWS

                             UNION CAMP CORPORATION

                         (AS AMENDED SEPTEMBER 24, 1996)

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                                     BY-LAWS

                                       OF

                             UNION CAMP CORPORATION

                         (AS AMENDED SEPTEMBER 24, 1996)

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                                    ARTICLE I

                                      Stock

        SECTION 1. Form and Execution of Certificates. The certificates of shares of stock of the Corporation shall be in such form not inconsistent with the Articles of Incorporation as shall be approved by the Board of Directors. Certificates of stock shall be signed by the Chairman of the Board, the President or by a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, except that where any such certificates shall be countersigned by a transfer agent or by a registrar, other than the Corporation, the signatures of any of the officers above specified may be facsimiles, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

        SECTION 2. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.


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        SECTION 3. Transfer Agent and Registrar. The Board of Directors may
appoint a transfer agent or transfer agents and a registrar or registrars of transfer for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.

        SECTION 4. Closing of Transfer Books, Fixing of Record Date. The Board of Directors may fix in advance a date, not exceeding 70 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the determination of stockholders for any other proper purpose, as a record date for the determination of the stockholders exclusively entitled to notice of and to vote at any such meeting, or any adjournment thereof, or entitled to receive payment of any such dividend, or for any other proper purpose.

        SECTION 5. Restrictions on Transfer. The Board of Directors may impose restrictions on transfer of securities of the Corporation pursuant to the Rights Agreement, dated as of January 25, 1996, by and between the Corporation and The Bank of New York, as and to the extent required by such Rights Agreement, as amended from time to time.

        SECTION 6. Control Share Acquisitions. Article 14.1 of the Virginia Stock Corporation Act shall not apply to acquisitions of the Corporation.



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                                   ARTICLE II

                                  Stockholders

        SECTION 1. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time, and at such place, either within or without the State of Virginia, as may be designated in the notice thereof, on the last Tuesday in April of each year if not a legal holiday, but if a legal holiday, then on the next succeeding business day or on such other date as the Board of Directors may determine at any time in advance of such date.

        At the annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who shall be entitled to vote at such meeting and who complies with the procedures set forth in this Section 1.

        In addition to any other applicable requirements, for business, including the nomination of one or more persons for election as Directors, to be properly brought before the annual meeting by a stockholder, such stockholder must have given timely advance written notice thereof to the Secretary of the Corporation. The Secretary shall deliver timely received notices to the Board of Directors or a committee designated by the Board for review. To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the Corporation not less than sixty days in advance of the first anniversary date of the annual




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meeting of shareholders for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period which commences 30 days before such anniversary date and ends 30 days after such anniversary date, such notice shall be given not later than 60 days in advance of the meeting date unless the date of such meeting is not publicly disclosed by the Corporation (by press release or by a document filed by the Corporation with the Securities and Exchange Commission) at least 85 days prior thereto, in which case such notice shall be given not later than the close of business on the date that is 25 days following the first public disclosure by the Corporation of the date of the annual meeting. In calculating days, the day of such annual meeting shall not be included so that stockholders shall begin counting with the day immediately preceding the day of the annual meeting which, for purposes of such calculation, shall be one day in advance of the annual meeting.

        A stockholder's notice to the Secretary shall set forth as to each matter of business the stockholder proposes to bring before the annual meeting:
(a) a description of the business intended to be brought before the annual meeting, including the text of any resolution to be presented, and the reasons for conducting such business at the annual meeting; (b) the name and address of the stockholder proposing such business; (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to bring the business specified in the notice before the meeting; (d) the class and number of shares of stock of the Corporation owned (i) of record and (ii) beneficially by the stockholder; and (e) any material interest of the stockholder in the business to be brought before the meeting.


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        A stockholder's notice of intent to make a nomination of one or more persons for election as Directors at the annual meeting of stockholders shall, in addition to the information required above, set forth as to each such person:
(a) the name, age and business and residence addresses of the person; (b) the principal occupation or employment of the person; (c) the class and number of shares of stock of the Corporation owned (i) of record and (ii) beneficially by the person; (d) a description of all arrangements or understandings between the stockholder and the person and any other person or persons (naming such other person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the person been nominated by the Board of Directors; and (f) the written consent of the person to serve as a Director of the Corporation if so elected. The Corporation may require any stockholder proposing to nominate one or more persons for election as Directors to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of each such person to serve as a Director of the Corporation.

        In the event a stockholder attempts to bring business before the annual meeting without complying with the provisions of this Section 1, the presiding officer of the meeting shall determine and declare to the meeting that the business was not properly brought before the meeting, and such business shall not be transacted.

        SECTION 2. Special Meeting. Special meetings of the stockholders for any purpose or purposes may be held at any time and at any place, within or without the State of Virginia,




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designated in the call thereof, whenever called by the Board of Directors, the
Chairman of the Board, the President, or as otherwise provided by law.

        SECTION 3. Notice. Written notice of every annual or special meeting of the stockholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each stockholder of record entitled to vote thereat, either personally or by mailing the notice to him at his address as it appears on the stock transfer books of the Corporation. Where such notice of a stockholders' meeting includes as a purpose thereof action with respect to an amendment of the Articles of Incorporation or a reduction of stated capital or a plan of merger or consolidation, such notice shall be given in the manner hereinabove provided, but at least 25 and not more than 50 days before the date of any such meeting and any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction or merger or consolidation.

        SECTION 4. Quorum. A quorum at any meeting of the stockholders shall consist of a majority of the stock of the Corporation entitled to vote, present in person or by proxy, unless otherwise required by law or the Articles of Incorporation. If at the time and place of the meeting there is present less than a quorum, a majority of the stock present in person or by proxy and entitled to vote, shall have power to adjourn the meeting from time to time without notice until a quorum is secured, and thereupon any business may be transacted which might have been transacted at the meeting as originally called.

        SECTION 5. Organization. All meetings of the stockholders shall be presided over by the Chairman of the Board, or in his absence, by the President, or in his absence, by the Chairman of the Executive Committee. In case none of such officers of the Corporation shall be




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present, a chairman shall be elected by the vote of a majority of the stock present in person or by proxy entitled to vote. The Secretary of the Corporation or an Assistant Secretary shall act as secretary of every such meeting when present, and in the absence of either, the presiding officer may appoint any other officer of the Corporation to act as Secretary.

        SECTION 6. Inspectors. At any annual or special meeting of stockholders, inspectors of election may be appointed by the presiding officer of the meeting for the purpose of opening and closing the polls, receiving and taking charge of proxies, and receiving and counting the ballots or the votes of stockholders otherwise given and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.


                                   ARTICLE III

                                    Directors

        SECTION 1. Number, Vacancy. The property, business and affairs of the Corporation shall be managed by a Board of 12 directors. Except as otherwise provided by law or in these By-laws or in the Articles of Incorporation, the directors shall be elected by the stockholders at each annual meeting of stockholders and shall serve until the next succeeding annual meeting and until their successors shall have been elected. In the event of any vacancy in the directors resulting from death, resignation, disqualification, an increase by thirty percent (30%) or less in the number of directors last elected by the stockholders, or other cause, the remaining directors, although less than a quorum, by an affirmative vote of a majority thereof, may fill such vacancy.

        SECTION 2. Regular Meeting. Regular meetings of the Board of Directors shall be held, either within or without the State of Virginia, as shall from time to time be determined



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by the Board of Directors. After there has been such determination and notice thereof has been given to each member of the Board of Directors, no further notice shall be required for any such regular meeting. The annual meeting of the Board of Directors may be held, without notice, on the same day as and after the annual meeting of the stockholders.

        SECTION 3. Special Meeting. Special meetings of the Board of Directors shall be held, either within or without the State of Virginia, upon the order of the Board, or the call of the Chairman of the Board, the President, or three directors. The Secretary, or other officer performing his duties, shall give notice to each director of the time and place of each meeting, by mailing the same at least two days before the meeting or by telegraphing or telephoning the same prior to the meeting.

        SECTION 4. Quorum. A majority of the number of directors fixed by these By-laws shall constitute a quorum for the transaction of business except as otherwise provided by law or the Articles of Incorporation or these By-laws, but a majority of those present at the time and place of any meeting, although less than a quorum, may adjourn from time to time without notice, until a quorum is secured.

        SECTION 5. Compensation. The Board of Directors shall have the authority to fix the compensation of the directors and of members of the Executive Committee and of other committees of the Board.

        SECTION 6. Indemnification of Officers, Directors and Employees.

               (a) Each director and officer of the Corporation shall be indemnified by the Corporation against all costs and expenses reasonably incurred by or imposed upon him in connection with or resulting from any action, suit or proceeding to which he may be made a party



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by reason of his being or having been a director or officer of the Corporation
(whether or not he continues to be a director or officer at the time of incurring such cost or expense), except in relation to matters as to which a recovery shall be had against him by reason of his having been finally adjudged in such action, suit or proceeding to have been derelict in the performance of his duty as such director or officer. The foregoing qualification shall not, however, prevent a settlement by the Corporation prior to final adjudication when such settlement appears to be in the interest of the Corporation. The right of indemnification herein provided shall not be exclusive of other rights to which any director or officer may be entitled as a matter of law. (Adopted by the stockholders of the Corporation March 3, 1942.)

               (b) As used in the following subsections of this Section 6:

                   "Applicant" means the person seeking indemnification pursuant to this Section.

                   "Expenses" includes counsel fees.

                   "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                   "Official capacity" means, (i) when used with respect to a director, the office of director in the Corporation; or (ii) when used with respect to an individual other than a director, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation.


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                   "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                   "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                   "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

               (c) The Corporation shall indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding if (i) he believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the Corporation, and in all other cases that his conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, (ii) in connection with a proceeding by or in the right of the Corporation, he was not adjudged liable to the Corporation, and (iii) in connection with any proceeding charging improper benefit to him, whether or not involving action in his official capacity, he was not adjudged liable on the basis that personal benefit was improperly received by him. A person is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to



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participants in or beneficiaries of the plan. A person's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of this subsection.

               (d) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in subsection (c) of this Section.

               (e) To the extent that the applicant has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (c) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

               (f) Any indemnification under subsection (c) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (c).

                      The determination shall be made:

               (i) By the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (ii) If a quorum cannot be obtained under paragraph (i) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;


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               (iii)  By special legal counsel:

                      (A) Selected by the Board of Directors or its committee in the manner prescribed in paragraph (i) or (ii) of this subsection; or

                      (B) If a quorum of the Board of Directors cannot be obtained under paragraph (i) of this subsection and a committee cannot be designated under paragraph (ii) of this subsection, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

               (iv) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

               Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (iii) of this subsection to select counsel.

               (g) (i) The Corporation may pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding if:

               (A) The applicant furnishes the Corporation a written statement of his good faith belief that he has met the standard of conduct described in subsection (c);

               (B) The applicant furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and


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               (C) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Section.

        (ii) The undertaking required by subparagraph (B) of paragraph (i) of this subsection shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

        (iii) Determinations and authorizations of payments under this subsection shall be made in the manner specified in subsection (f).

        (h) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in subsection (c) of this Section who was or is a party to any proceeding, by reason of the fact that he is or was an agent of the Corporation, or is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in subsection
(c). The provisions of subsections (d) through (g) of this Section shall be applicable to any indemnification provided hereafter pursuant to this subsection
(h).

        (i) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Section and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise,



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against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Section.

               (j) The Board of Directors is hereby empowered to cause the Corporation to contract in advance to indemnify any person specified in subsection (c) of this Section provided that such contract does not permit indemnification if the proposed indemnitee failed to meet the standard of conduct set forth in subsection (c).

               (k) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Section.

               (l) For the purposes of this Section, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer or employee of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the



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resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

               (m) If any part of this Section 6 shall be found, in any claim, action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected.

        SECTION 7. Executive Committee. The Board of Directors may, by a resolution adopted by a majority of the number of directors fixed by these By-laws, appoint an Executive Committee to consist of two or more directors as determined by the Board. A majority of the members appointed shall constitute a quorum. Such Committee shall have the power of the Board of Directors in the management of the property, business and affairs of the Corporation, except the power to declare dividends, or to approve an amendment of the Articles of Incorporation or of these By-laws or to approve a plan of merger or consolidation. Such Committee shall keep regular minutes of its proceedings and shall report to the Board and be subject to its directions. The Board may fill vacancies therein in the same manner as original appointments to such Committee. Meetings of the Executive Committee shall be held, either within or without the State of Virginia, upon the order of the Committee or the call of the Chairman of the Executive Committee, or two or more members of the Committee. The Secretary, or other officer performing his duties, shall give notice to each Executive Committee member of the time and place of each Executive Committee meeting, by mailing the same at least two days before the meeting or by telegraphing or telephoning the same prior to the meeting.


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        SECTION 8. Other Committees. From time to time the Board of Directors by a resolution adopted by a majority of the directors present at a meeting at which a quorum is present may appoint any other committee or committees of directors for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment. Meetings of any such committees shall be held either within or without the State of Virginia, upon the order of such committee, or the call of the Chairman, such committee, or two or more members of such committee. The Secretary, or other officer performing his duties, shall give notice to each member of such committee of the time and place of each meeting of such committee, by mailing the same at least two days before the meeting or by telegraphing or telephoning the same prior to the meeting.

        SECTION 9. Action Without a Meeting. Unless otherwise restricted by law or the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so to be taken, shall be signed by all of the directors or all of the members of the committee, as the case may be. Action taken under this Section is effective when the last director signs the consent unless the consent specifies a different effective date, in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

        SECTION l0. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee.



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                                   ARTICLE IV

                                    Officers

        SECTION 1. Officers. The officers of the Corporation shall be the Chairman of the Board, the Vice Chairman of the Board, President, Chairman of the Executive Committee, one or more Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Secretary, Treasurer, General Counsel, Comptroller, Assistant Secretaries, Assistant Treasurers, and Assistant Comptrollers, and such other officers and agents as may be required by law, or as may be deemed useful. The Chairman of the Board, the Vice Chairman of the Board, the President and the Chairman of the Executive Committee shall each be a member of the Board of Directors. Any person may hold at the same time any two of the offices above named, except the offices of President and Secretary.

        SECTION 2. Election of Officers; Term of Office. All officers and agents shall be elected annually by the Board of Directors at each annual meeting of the Board. If the Board of Directors shall fail to fill any designated office at an annual meeting or if any vacancy shall occur, or if any office shall be newly created, such office may be filled at any meeting of the Board of Directors.

        Each officer shall hold office until his successor is duly elected, or until his earlier death, resignation or removal, provided that the terms of office of all officers shall terminate at any annual meeting of the Board of Directors at which the President is elected. The Board of Directors shall have the power to remove any officer, with or without cause, at any time.



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                                    ARTICLE V

                          Powers and Duties of Officers

        SECTION l. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation. He shall preside at all meetings of the stockholders and the Board of Directors.

        SECTION 2. Chairman of the Executive Committee. The Chairman of the Executive Committee shall be the presiding officer of the Executive Committee and shall have such other powers and duties as may be assigned to him by the Board of Directors.

        SECTION 3. President. The President shall be the chief operating officer of the Corporation and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the Chairman of the Board.

        SECTION 4. Other officers. All officers other than those expressly referred to in this Article V shall have such powers and duties as usually pertain to their respective offices, in addition to the powers and duties conferred by law or by other sections of these By-laws, and such other duties and powers as may be assigned to them by the Board of Directors, the Chairman of the Board or the President.

                                   ARTICLE VI

                                   Fiscal Year

        SECTION 1. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.


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                                   ARTICLE VII

                     Checks, Notes, Drafts, Contracts, Etc.

        SECTION 1. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer or person as may be designated from time to time either by the Board of Directors or by an officer authorized by the Board of Directors to make such designation.

        SECTION 2. Execution of Contracts, Deeds, Etc. The Board of Directors may authorize any officer or agent in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                                  ARTICLE VIII

                                      Seal

        SECTION 1. Form. The Corporate Seal of the Corporation shall be the Seal impressed on the margin hereof.



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                                   ARTICLE IX

                                Waiver of Notice

        SECTION 1. Waiver of Notice. Any stockholder, director or officer may waive any notice required to be given in accordance with law, these By-laws or the Articles of Incorporation by attendance in person or by a writing signed by the person or persons entitled to said notice or by his proxy, whether before or after the time or event referred to in said notice, which waiver shall be deemed equivalent to such notice.

                                    ARTICLE X

                              Amendment to By-laws

        SECTION 1. By the Directors. Except as otherwise provided by law, the Board of Directors shall have the power to make, amend and repeal the By-laws of the Corporation.

        SECTION 2. By the Stockholders. By-laws made by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders and the stockholders may prescribe that any By-laws made by them shall not be altered, amended or repealed by the directors. Any such action shall be taken at any annual or special meeting of stockholders, provided that the notice of such meeting shall have included such action among the purposes of the meeting.


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